Denver, Colorado

NEW AGE BEVERAGES ANNOUNCES A RECORD

2nd QUARTER 2019 WITH NET REVENUE GROWTH OF 397%

DENVER, COLORADO, AUGUST 8, 2019 – NEW AGE BEVERAGES CORPORATION (NASDAQ: NBEV), the Colorado and Utah-based healthy products company, today announced financial results for the second quarter ended June 30, 2019. The Company achieved record sales, with net revenue reaching $66.3 million versus a prior year of $13.4 million, a growth of 397%.

KEY HIGHLIGHTS:

-	Net revenue reached an all-time high of $66.3 million, up 397% over Q2 2018 and a 14% increase sequentially from Q1 2019.
-	Gross margins increased to 63% compared to 13% in the prior year quarter.
-	Achieved positive Adjusted EBITDA compared to a loss of $2.2 million in Q2 2018 and a net loss of $11.7 million during Q2 2019.
-	Maintained strong Balance Sheet with cash of $83.6 million and positive working capital of $57.8 million

“We are pleased with our second quarter operating results, which again exceeded our guidance in revenue and positive Adjusted EBITDA,” stated Brent Willis, Chief Executive Officer of New Age Beverages. “We finished the quarter strong and believe that we will see good organic growth in the second half of 2019. With the strength of our balance sheet and the improved sales and marketing capabilities that we added with the Brands Within Reach acquisition, we believe we are building excellent momentum for continued improved operating performance in the back half of the year.”

The Company will host a live conference call and webcast today at 8:30 a.m. EST. Conference call details are provided at the end of this press release.

Q2 2019 FINANCIAL RESULTS

For the three-month period ended June 30, 2019, gross revenues reached $68.5 million versus $15.2 million in the prior year. Net revenues less discounts, returns and billbacks reached $66.3 million versus $13.4 million in the prior year, an increase of 397%.

Gross profit in the second quarter reached $41.6 million versus $1.8 million in the prior year. As a percent of net sales, gross margin was up significantly to 63% versus 13% in the prior year, primarily due to product mix and the combination with Morinda, which was completed on December 21, 2018.

Denver, Colorado

Total operating expenses for the quarter were $44.6 million, down $2.5 million versus the prior quarter, and up versus the prior year due primarily to the increased selling, general and administrative expenses associated with the Morinda merger. Total operating expenses are net of an unrealized gain of $6.7 million from the change in fair value of the Morinda earnout obligation, partially offset by $3.1 million of non-cash expenses and a $1.5 million impairment charge.

Net loss was $11.7 million or $(0.15) per share versus a loss of $3.4 million or $(0.09) per share in the second quarter of 2018. Adjusted EBITDA was positive, in line with guidance and improved to $14,000 compared to $2.2 million loss in the prior year quarter.

New Age’s cash balance as of June 30, 2019 totaled $83.6 million and working capital was $57.8 million as compared to cash at December 31, 2018 of $42.5 million and working capital of $40.9 million. Total assets increased to $331.7 million versus $286.9 million at the end of 2018.

CONFERENCE CALL INFORMATION:

Interested investors can dial into the conference call to hear the details of management's update and participate in a question and answer session.

Date:	Thursday, August 8, 2019
Time:	8:30 a.m. Eastern time
Toll-free dial-in number:	1-866-221-1749
International dial-in number:	1-270-215-9924
Conference ID:	4882446

The conference call will also be broadcast live and available for replay here and via the investors section of the company’s website at https://newagebev.com/en-us.

Please call the conference telephone number 5-10 minutes prior to the start time. You will be asked to register your name and organization. If you have any difficulty connecting to the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 11:30 a.m. Eastern time today and continuing through August 15, 2019.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 4882446

About New Age Beverages Corporation (NASDAQ: NBEV)

New Age Beverages Corporation is a Colorado and Utah-based healthy products company dedicated to educating and inspiring consumers to “live healthy”. The Company is the only omni-channel company with access to traditional retail, e-commerce, direct-to-consumer, and medical channels across 60 countries around the world. New Age is also the only one-stop-shop of healthy beverages and includes the brands Nestea, Illy Coffee, Volvic, Tahitian Noni, TeMana, Búcha Live Kombucha, XingTea, Marley, and others. New Age competes in the growth segments of the >$1 trillion-dollar non-alcoholic beverage industry and has become one of the largest non-alcoholic beverage companies, one of the largest healthy beverage companies, and one of the fastest growing in the world over the past three years.

Denver, Colorado

The Company operates the websites www.newagebev.com, www.morinda.com, www.bwrgroup.com, www.mybucha.com, www.xingtea.com, www.drinkmarley.com, www.nhancedcbd.com, and www.cocolibre.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverages’ expectation to see growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate such as that we will see good organic growth in the second half of 2019 and that we are building excellent momentum for continued improved operating performance in the back half of the year. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company’s operations. Unless required by applicable law, New Age undertakes no obligation to update or revise any forward-looking statements.

Denver, Colorado

For investor inquiries about New Age Beverages Corporation please contact:

Media:

Desiree Rosa, MULTIPLY

Tel: 646-499-3306

NewAgeBev@wearemultip.ly

Investor Relations Counsel:

Cody Slach, Gateway Investor Relations

Tel: 949-574-3860

NBEV@gatewayir.com

New Age Beverages Corporation:

Greg Gould

Chief Financial Officer

Tel: 303-566-3030

GGould@NewAgeBev.com

Denver, Colorado

NEW AGE BEVERAGES CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except par value per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$83,580	$42,517
Accounts receivable, net of allowance of $80 and $134, respectively	15,177	9,837
Inventories	36,943	37,148
Prepaid expenses and other	10,219	6,473

Total current assets	145,919	95,975

Long-term assets:
Identifiable intangible assets, net	66,062	67,830
Property and equipment, net	27,476	57,281
Goodwill	31,514	31,514
Right-of-use lease assets	33,844	18,489
Deferred income taxes	17,494	8,908
Restricted cash and other	9,392	6,935

Total assets Total assets	$331,701	$286,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,282	$8,960
Accrued liabilities	53,604	34,019
Current portion of business combination liabilities	14,431	8,718
Current maturities of long-term debt	10,852	3,369

Total current liabilities Total current liabilities	88,169	55,066

Long-term liabilities:
Business combination liabilities, net of current portion	6,030	43,412
Long-term debt, net of current maturities	13,364	1,325
Right-of-use liabilities, net of current portion:
Lease liability	30,557	13,686
Deferred lease incentive obligation	16,538	-
Deferred income taxes	9,790	9,747
Other	9,453	9,160

Total liabilities Total liabilities	173,901	132,396

Stockholders’ equity:

Common Stock; $0.001 par value. Authorized 200,000 shares; issued and outstanding 77,624 and 75,067 shares as of June 30, 2019 and December 31, 2018, respectively	77	75
Additional paid-in capital	192,034	176,471
Accumulated other comprehensive loss	1,622	626
Accumulated deficit	(35,933)	(22,636)
Total stockholders’ equity	157,800	154,536
Total liabilities and stockholders’ equity	$331,701	$286,932

Denver, Colorado

NEW AGE BEVERAGES CORPORATION

Consolidated Statements of Operations

(In thousands, except loss per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net revenue	$66,348	$13,363	$124,655	$24,921
Cost of goods sold	24,699	11,603	44,430	20,545

Gross profit	41,649	1,760	80,225	4,376

Operating expenses:
Commissions	19,607	346	37,645	673
Selling, general and administrative	28,175	4,142	55,017	8,398
Change in fair value of earnout obligations	(6,665)	-	(6,665)	100
Impairment of right-of-use lease assets	1,500	-	1,500	-
Depreciation and amortization expense	2,017	517	4,253	1,038

Total operating expenses	44,634	5,005	91,750	10,209

Operating loss	(2,985)	(3,245)	(11,525)	(5,833)

Non-operating income (expenses):
Gain from sale of land and building	-	-	6,442	-
Interest expense	(756)	(125)	(2,402)	(181)
Other debt financing expenses	-	-	(224)	-
Gain from change in fair value of embedded derivatives	-	-	470	-
Interest and other income (expense), net	(143)	3	39	(4)

Loss before income taxes	(3,884)	(3,367)	(7,200)	(6,018)
Income tax expense	(7,797)	-	(6,097)	-

Net loss	$(11,681)	$(3,367)	$(13,297)	$(6,018)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.15)	$(0.09)	$(0.18)	$(0.16)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	76,331	38,911	75,780	37,513

Denver, Colorado

Non-GAAP Financial Measures

The primary purpose of using non-GAAP financial measures is to provide supplemental information that the Company believes may prove useful to investors and to enable investors to evaluate the Company’s results in the same way as management. The Company also presents the non-GAAP financial measures because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis, as well as comparing the Company’s results against the results of other companies, by excluding items that the Company does not believe are indicative of its core operating performance. Specifically, the Company uses these non-GAAP measures as measures of operating performance; to prepare the annual operating budget; to allocate resources to enhance the financial performance of the Company’s business; to evaluate the effectiveness of the Company’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of the Company’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with the Company’s board of directors concerning financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently. The Company discloses the following non-GAAP financial measures:

Non-GAAP Gross Revenue. For the calculation of Non-GAAP gross revenue, the Company excludes selling discounts and allowances when evaluating the gross amount of its revenue. Gross revenue is an important metric because this is how the Company believes investors and competitors compare financial results of beverage companies since with additional scale distributors and retailers will have less ability to force discounts and allowances on smaller companies in the market, which will help identify the full value to an investor, competitor or potential acquirer.

EBITDA is net loss adjusted to exclude interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA. For the calculation of Adjusted EBITDA, the Company also excludes the following item for the periods presented:

Stock-Based Compensation Expense: The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees, directors and consultants. This strategy is principally aimed at aligning the employee interests with those of the Company’s stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Denver, Colorado

The tables below provide a reconciliation from the most directly comparable GAAP financial measure to each non-GAAP financial measure presented. The calculation of Non-GAAP gross revenue is presented below for the three and six months ended June 30, 2019 and 2018 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net revenue	$66,348	$13,363	$124,655	$24,921
Non-GAAP adjustment for discounts and allowances	2,145	1,861	4,303	3,071

Non-GAAP gross revenue	$68,493	$15,224	$128,958	$27,992

The calculation of non-GAAP EBITDA and Adjusted EBITDA are presented below for the three months ended June 30, 2019 and 2018 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net loss	$(11,681)	$(3,367)	$(13,297)	$(6,018)
EBITDA Non-GAAP adjustments:
Interest expense	756	125	2,402	181
Income tax expense	7,797	-	6,097	-
Depreciation and amortization expense	2,111	517	4,441	1,038

EBITDA	(1,017)	(2,725)	(357)	(4,799)
Adjusted EBITDA Non-GAAP adjustment:
Stock-based compensation expense	1,031	521	4,318	898

Adjusted EBITDA	$14	$(2,204)	$3,961	$(3,901)